EXHIBIT 10.14

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated September 29, 2014, by and among Smart & Final Stores, Inc., a Delaware corporation (the “Company”), Ares Corporate Opportunities Fund III, L.P., a Delaware limited partnership (“ACOF III”), Ares Corporate Opportunities Fund IV, L.P., a Delaware limited partnership (“ACOF IV”), and the other stockholders of the Company listed on Schedule A hereto (collectively with ACOF III, ACOF IV and each other Person that executes a Joinder Agreement, the “Stockholders”).

WHEREAS, the parties hereto are parties to the Stockholders Agreement, dated November 15, 2012 (the “Stockholders Agreement”); and

WHEREAS, in connection with the consummation by the Company of an initial public offering of its Common Stock, the Majority Stockholder desires to amend and restate the Stockholders Agreement pursuant to and in accordance with Section 6.03 of the Stockholders Agreement by entering into this Agreement.

NOW, THEREFORE, the parties mutually agree as follows:

ARTICLE I.

DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.01.           Definitions.  The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“ACOF III” has the meaning set forth in the preamble.

“ACOF IV” has the meaning set forth in the preamble.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Company’s Capital Stock.

“Agreement” has the meaning set forth in the preamble.

“beneficial owner” has the meaning set forth in Rules 13d-3 under the 1934 Act; and words of similar import such as “beneficial ownership” and “beneficially own” have meanings correlative to the foregoing.

“Board” means the Board of Directors of the Company.

“Business Day” means each day that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, and any debt, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“control” means, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and words of similar import such as “controlling” and “controlled” have meanings correlative to the foregoing.

“Demand Registration” has the meaning set forth in Section 3.02(a).

“Effectiveness Period” has the meaning set forth in Section 3.03(a).

“Joinder Agreement” means a joinder agreement, a form of which is attached hereto as Exhibit A.

“Lock-up Period” has the meaning set forth in Section 3.06(a).

“Majority Stockholder” means, collectively, ACOF III, ACOF IV and their respective Permitted Transferees.

“Minority Stockholders” means the Stockholders other than the Majority Stockholder.

“owner” means, with respect to any shares of Capital Stock, the Person that is the record owner of such shares of Capital Stock, as reflected on the applicable issuer’s stock records; and words of similar import such as “own” have meanings correlative to the foregoing.

“Permitted Transferee” means:

(a)                                 with respect to any Stockholder who is a natural person, (i) such Stockholder’s spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law, (ii) such Stockholder’s heirs, legatees, beneficiaries or devisees and (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or other owners of which consist entirely of such Stockholder or such other persons referred to in clauses (i) and (ii) above;

(b)                                 with respect to any Stockholder that is a trust, any other trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or other owners of which consist entirely of such trust or such trust’s beneficiaries;

(c)                                  with respect to any Stockholder that is an investment fund, an investment partnership or an investment account, any Related Person of such Stockholder; and

(d)                                 with respect to any Stockholder that is an entity and to which clause (c) above is not applicable, any controlled Affiliate of such Stockholder so long as such Transferee remains a controlled Affiliate of such Stockholder following the applicable Transfer;

provided that, in any of such cases, such Permitted Transferee is an accredited investor within the meaning of Regulation D under the 1933 Act.

“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, a joint stock company, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Piggyback Holder” has the meaning set forth in Section 3.01(a).

“Piggyback Registration” has the meaning set forth in Section 3.01(a).

“Registrable Securities” means (a) the shares of Common Stock owned by any Stockholder at the time of determination and (b) any other Capital Stock issued or issuable with respect to such shares of Common Stock by way of a stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event.  A Registrable Security shall cease to be a Registrable Security when (i) a registration statement with respect to the offering of such security by the holder thereof shall have been declared effective under the 1933 Act and such security shall have been disposed of by such holder pursuant to such registration statement, (ii) with respect to any security held by a Minority Stockholder, such security may be sold to the public, without registration under the 1933 Act, pursuant to Rule 144 (or any other similar provision then in force) promulgated under the 1933 Act or (iii) such security shall have been otherwise Transferred by the holder thereof and a certificate for such security not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and any subsequent Transfer of such security shall not require registration or qualification under the 1933 Act or any similar state law then in force.

“Registration” has the meaning set forth in Section 3.03.

“Related Person” means, with respect to any Person, (a) an Affiliate of such Person, (b) any investment manager, investment advisor, managing member or general partner of such Person, (c) any investment fund, investment partnership, investment account or other

Person whose investment manager, investment advisor, managing member or general partner is such Person or a Related Person of such Person, and (d) any equity investor, member, partner or officer of such Person.

“Representatives” means, with respect to any Person, the directors, officers, employees, consultants, financial advisors, attorneys, accountants and agents of such Person.

“Request Notice” has the meaning set forth in Section 3.02(a).

“Securities” means the Common Stock and any other Capital Stock of the Company or any of its subsidiaries.

“Spousal Consent” means a spousal consent, a form of which is attached hereto as Exhibit B.

“Stockholder” has the meaning set forth in the preamble.

“Transfer” means the direct or indirect offer, sale, lease, donation, assignment (as collateral or otherwise), mortgage, pledge, grant, hypothecation, encumbrance, gift, bequest or transfer or disposition of any interest (legal or beneficial) in any security (including the transfer of any Person that owns such security or transfer by reorganization, merger, sale of substantially all of the assets or by operation of law).

“Transferee” means any Person to whom Securities are Transferred.

SECTION 1.02.           Rules of Construction.  Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”  References to the preamble or numbered or letter articles, sections, subsections, paragraphs, exhibits or schedules refer to the preamble or articles, sections, subsections, paragraphs, exhibits or schedules, respectively, of this Agreement unless expressly stated otherwise.  All references to this Agreement include, whether or not expressly referenced, the exhibits and schedules attached hereto.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” when used in this Agreement is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Each of the parties hereby severally represents and warrants to each of the other parties as follows:

(a)                                 Authority; Enforceability.  Such party (i) has the legal capacity or organizational power and authority to execute, deliver and perform its obligations under this Agreement and (ii) (in the case of parties that are not natural persons) is duly organized and validly existing and in good standing (in jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of organization.  This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

(b)                                 Consent.  No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those that have been made or obtained on or prior to the date hereof, in connection with (i) the execution or delivery of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.  To the extent such party is a natural person and is married and is a resident of a state governed by community property laws or similar laws relating to marital property, such party has delivered a Spousal Consent executed by his or her spouse.

ARTICLE III.

REGISTRATION RIGHTS

SECTION 3.01.           Company Registration.

(a)                                 Right to Piggyback on Registration of Common Stock.  Subject to Section 3.01(c), if at any time or from time to time the Company proposes to register the Common Stock under the 1933 Act in connection with a public offering of such Common Stock on any form other than Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms (a “Piggyback Registration”), whether for its own account or for the account of one or more stockholders of the Company, the Company shall give each Stockholder notice of such determination at least ten Business Days prior to the anticipated effective date of such Piggyback Registration.  Upon the written request of any Stockholder (the “Piggyback Holder”) given within five Business Days after receipt of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be registered under the 1933 Act all of the Registrable Securities owned by such Stockholder that the Stockholder has requested to be registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of all such securities, the Company may, at its election, give written notice of such determination to each Piggyback Holder and (i) in the case of a determination not to register all of such securities, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  No registration effected under this Section 3.01 shall relieve the Company of its obligation to effect any registration upon demand under Section 3.02.

(b)                                 Selection of Underwriters.  If any Piggyback Registration involves an underwritten primary offering of the Company’s securities, the Board shall have the right to select any underwriter or underwriters to manage such Piggyback Registration.

(c)                                  Priority on Piggyback Registrations.  In the event that the Piggyback Registration includes an underwritten offering, the registration rights provided in Section 3.01(a) shall be subject to the condition that if the managing underwriter or underwriters of a Piggyback Registration advise the Company that in its opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number that can be sold without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, the Company and the Stockholders, as the case may be, will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering without such adverse effect.  The Registrable Securities so included in such Piggyback Registration (unless it is a Demand Registration) shall be apportioned as follows: (i) first, to any shares of Common Stock that the Company proposes to sell and (ii) second, pro rata among shares of the Registrable Securities included in such Piggyback Registration, in each case according to the total number of shares of the Registrable Securities requested for inclusion by the Piggyback Holder, or in such other proportions as shall mutually be agreed to among the Piggyback Holders.

Notwithstanding anything to the contrary herein, if the underwriter reasonably determines that marketing factors require the exclusion of particular Stockholder(s) from participating in such offering (e.g., the exclusion of members of management) as to all or any portion of such Stockholder’s Registrable Securities, the Company shall so advise such Stockholder(s) and all or such portion of such Stockholder’s Registrable Securities shall be excluded from such registration to the extent determined by such underwriter.

SECTION 3.02.           Demand Registration Rights.

(a)                                 Right to Demand.  At any time or from time to time the Majority Stockholder may make a written request, which request will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof (the “Request Notice”) to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of all or part of the Registrable Securities then owned by the Majority Stockholder (a “Demand Registration”).  A registration pursuant to this Section 3.02 will be on such appropriate form of the Commission as shall be selected by the Majority Stockholder and be reasonably acceptable to the Company and as shall permit the intended method or methods of distribution specified by the Majority Stockholder, including a distribution to, and resale by, the partners or Affiliates of the Majority Stockholder.

Upon any such request for a Demand Registration, the Company will deliver any notices required by Section 3.01 and thereupon the Company will, subject to Section 3.01(c) and 3.02(d) hereof, use its reasonable best efforts to effect the prompt registration under the 1933 Act of:

(i)                                     the Registrable Securities which the Company has been so requested to register by the Majority Stockholder as contained in the Request Notice and

(ii)                                  all other Registrable Securities which the Company has been requested to register by the Piggyback Holders,

all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of each seller of such Registrable Securities.

(b)                                 Revocation.  The Majority Stockholder may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request by providing a written notice thereof to the Company and shall not be required to reimburse the Company for any of its expenses incurred in connection with such attempted registration.

(c)                                  Selection of Underwriters.  If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the Majority Stockholder will have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Board, which approval will not be unreasonably withheld, conditioned or delayed.

(d)                                 Priority on Demand Registrations.  If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering without such material adverse effect.  The Registrable Securities to be included in such Demand Registration shall be apportioned pro rata among the Majority Stockholder and the Piggyback Holders according to the total number of shares of the Registrable Securities requested for inclusion by the Majority Stockholder and the Piggyback Holders, or in such other proportions as shall mutually be agreed to among the Majority Stockholder and the Piggyback Holders.

Notwithstanding anything to the contrary herein, if the underwriter reasonably determines that marketing factors require the exclusion of particular Stockholder(s) from participating in such offering (e.g., the exclusion of members of management) as to all or any portion of such Stockholder’s Common Stock, the Company shall so advise such Stockholder(s)

and all or such portion of such Stockholder’s Common Stock shall be excluded from such registration to the extent determined by such underwriter.

SECTION 3.03.           Registration Procedures.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article III that the Stockholders requesting inclusion in any Piggyback Registration or Demand Registration (a “Registration”) shall furnish to the Company such information regarding them, the Registrable Securities owned by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and other matters referred to in and consistent with this Article III, as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company (such intended method of distribution may include a distribution to, and resale by, the partners of the holders of any Registrable Securities).  With respect to any Registration which includes Registrable Securities owned by a Stockholder, the Company will, subject to Sections 3.01 and 3.02:

(a)                                 As promptly as possible (in the case of a Demand Registration, no more than (i) 45 days after the Company’s receipt of a Request Notice that is not for a Registration on Form S-3 or any successor or comparable form and (ii) 30 days after the Company’s receipt of a Request Notice that is for a Registration on Form S-3 or any successor or comparable form) prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission for such intended method of disposition, use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel representing the Stockholders selling Registrable Securities under such Registration copies of all documents proposed to be filed, which documents shall be subject to the review and reasonable comments of such counsel; provided, further, that the Company shall not be obligated to maintain such Registration effective for a period longer than (x) 360 days or (y) such shorter period when all of the Registrable Securities covered by such registration statement have been sold pursuant thereto (the “Effectiveness Period”);

(b)                                 Prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 3(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the 1933 Act in a timely manner; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

(c)                                  Promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriter(s) or the Majority Stockholder reasonably requests to be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplements or post-effective amendments as soon as practical after being notified of the matters to be incorporated in such supplement or amendment;

(d)                                 Furnish to such Stockholder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto as such Stockholder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Stockholder or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by such Stockholder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by such Stockholder covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

(e)                                  Notify such Stockholder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)                                   Make generally available to its security holders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the 1933 Act as soon as reasonably practicable after the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said 12-month period;

(g)                                  After the filing of a registration statement, (i) notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction, (ii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Securities at the earliest possible moment, and (iii) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s Representatives to supply all such information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement;

(h)                                 In connection with the preparation and filing of each Registration, give each holder of Registrable Securities included in such Registration, the underwriter(s) and their respective counsel, accountants and other Representatives and agents the opportunity to participate in the preparation of each registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto and comparable statements under the securities or blue sky laws of any jurisdiction and give each of the foregoing Persons access to the books and records, pertinent corporate and business documents and properties of the Company and its subsidiaries and such opportunities to discuss the business and affairs of the Company and its subsidiaries with the respective Representatives and the independent public accountants who have certified the Company’s consolidated financial statements, and supply all other information and respond to all other inquiries requested by such holders, underwriter(s), counsel, accountants and other Representatives and agents as shall be necessary or appropriate, in the opinion of such holders or underwriter(s), to conduct a reasonable investigation within the meaning of the 1933 Act, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which such holder or such underwriter(s) shall object;

(i)                                     Cause its employees to participate in “road shows” and other presentations as reasonably requested by the underwriters in connection with such Registration;

(j)                                    Deliver promptly to counsel representing the Stockholders selling Registrable Securities under such Registration and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors, and all memoranda relating to discussions with the Commission or its staff with respect to such Registration; and

(k)                                 On or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to (i) register or qualify, and cooperate with such underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the managing underwriter or underwriters, if any, requests in writing, to use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject, (ii) obtain a “comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters, which letter shall be addressed to the underwriters, and the Company shall use its reasonable best efforts to cause such comfort letter to also be addressed to the holders of such Registrable Securities, (iii) obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities, and (iv) enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the

Registrable Securities included in the Request Notice, in the case of a Demand Registration, or the holders of a majority of the Registrable Securities being sold or the underwriters, if any, in the case of a Piggyback Registration, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, combination of shares, recapitalization, or reorganization).

The Stockholders, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 3.03, will forthwith discontinue disposition of the Registrable Securities until the Stockholders’ receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 3.03 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Stockholder will, or will request the managing underwriter or underwriters, if any, to, deliver, to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such securities current at the time of receipt of such notice.

No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company, other than representations and warranties regarding such holder, such holder’s ownership of and title to the Registrable Securities to be sold in such offering, and its intended method of distribution and any liability of any such holder under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties therein and shall be limited to an amount equal to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

SECTION 3.04.           Registration Expenses.

(a)                                 In the case of any Registration, the Company shall bear all expenses incident to the Company’s performance of or compliance with Sections 3.01, 3.02 and 3.03 of this Agreement, including all Commission and stock exchange or the Financial Industry Regulatory Authority, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Securities by a selling Stockholder or fees and expenses of more than one counsel representing the Stockholders selling Registrable Securities under such Registration as set forth in Section 3.04(b) below).

(b)                                 In connection with each Registration initiated hereunder (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the holders covered by such Registration for the reasonable fees and disbursements of one law firm chosen by a majority of the number of shares of Registrable Securities included in the Request Notice, in the event of a Demand Registration, and, in the case of a Piggyback Registration, the holders of a majority of the number of shares of Registrable Securities included in such Registration.

SECTION 3.05.           Indemnification.

(a)                                 Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Stockholder, the underwriters selling such Stockholder’s Registrable Securities and their respective officers, directors, Affiliates and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) any of them, including any general partner or manager of any thereof, against all losses, claims, damages, liabilities and expenses (including reasonable out-of-pocket counsel fees and disbursements) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, in which such Stockholder participates in an offering of Registrable Securities or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are made in reliance on and in conformity with any information with respect to such Stockholder furnished in writing to the Company by such Stockholder expressly for use therein.

(b)                                 Indemnification by the Stockholders.  In connection with any registration statement in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Securities of such Stockholder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement, prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the information or affidavit with respect to such Stockholder so furnished in writing by such Stockholder expressly for use in the registration statement or prospectus; provided that the obligation to indemnify shall be several, not joint and several, among such Stockholders and the liability of each such Stockholder shall be in proportion to and limited to the net amount received by such Stockholder from the sale of Registrable Securities pursuant to such registration statement in accordance with the terms of this Agreement.  The indemnity agreement contained in this Section 3.05(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Stockholder.  the Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (i) the beneficial ownership of shares of

Common Stock by such holder and its Affiliates, (ii) transactions or the relationship between such holder and its Affiliates, on the one hand, and the Company, on the other hand (iii) the name and address of such holder and (iv) any additional information about such holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party or to such indemnified party other than pursuant to this Section 3.05.  No indemnifying party in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement with respect to such indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)                                 Contribution.  If for any reason the indemnification provided for in the preceding subsections (a) and (b) of this Section 3.05 is unavailable to an indemnified party as contemplated by the preceding subsections (a) and (b) of this Section 3.05 or is insufficient to hold such indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party, or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding clause (i) but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of any such Stockholder be greater in amount than the amount of net proceeds received by such Stockholder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in subsection (b) of this Section 3.05 had been available.

SECTION 3.06.           Holdback Agreements.

(a)                                 Whenever the Company proposes to register any of its equity securities under the 1933 Act in an underwritten offering for its own account (other than on Form S-4 or S-8 or any similar successor form or another form used for a purpose similar to the intended use of such forms) or is required to use its reasonable efforts to effect the registration of any Registrable Securities under the 1933 Act pursuant to Section 3.01 or 3.02, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, or to request registration under Section 3.02 of any Registrable Securities for the time period reasonably requested by the managing underwriter for the underwritten offering; provided that in no event shall such period exceed 180 days (the “Lock-up Period”) after the effective date of the registration statement relating to such registration, except (i) as part of such registration or (ii) in the case of a private sale or distribution, unless the Transferee agrees in writing to be subject to this Section 3.06.  If requested by such managing underwriter, each holder of Registrable Securities agrees to execute a holdback agreement, in customary form, consistent with the terms of this Section 3.06(a); provided, that if the Company or any underwriter releases any holder of Registrable Securities from such holdback agreement, it shall similarly release all other holders of Registrable Securities on a pro rata basis.

(b)                                 the Company agrees not to effect any sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any such equity securities within the Lock-up Period (except as part of such underwritten registration or pursuant to registrations on Form S-8, S-4 or any successor forms thereto), except that such restriction shall not prohibit any such sale or distribution after the effective date of the registration statement (i) pursuant to any stock option, warrant, stock purchase plan or agreement or other benefit plan approved by the Board to officers, directors or employees of the Company or its subsidiaries, (ii) pursuant to Section 3(2) of the 1933 Act or (iii) as consideration to any third party seller in connection with the bona fide acquisition by the Company or any subsidiary of the Company of the assets or securities of any Person in any transaction approved by the Board.  In addition, upon the request of the managing underwriter, the Company shall use its reasonable best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with the such managing underwriter.

SECTION 3.07.           Participation in Registrations.  No Stockholder may participate in any Registration hereunder that is underwritten unless such Stockholder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (provided that such underwriting arrangements shall not limit any of such Stockholder’s rights under this Agreement), and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

ARTICLE IV.

MISCELLANEOUS

SECTION 4.01.           Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made at the address or facsimile number set forth on the signature pages hereof (or in the relevant Joinder Agreement), or at such other address or facsimile number as such party shall have furnished to the Company in writing; provided that:

(a)                                 unless otherwise specified by the Majority Stockholder in a notice delivered by the Majority Stockholder in accordance with this Section 4.01, any notice required to be delivered to the Majority Stockholder shall be properly delivered if delivered to:

Ares Corporate Opportunities Fund III, L.P.
Ares Corporate Opportunities Fund IV, L.P.
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067

Facsimile:       (310) 201-4170

Attention:       Adam Stein

Kevin Frankel

with a copy (which shall not constitute notice) to

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067

Facsimile:       (310) 557-2193

Attention:       Michael A. Woronoff, Esq.

(b)                                 unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 4.01, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Smart & Final Stores, Inc.
c/o Ares Management LLC
2000 Avenue of the Stars
Los Angeles, CA 90067

Facsimile:       (310) 201-4170

Attention:       Adam Stein

Kevin Frankel

with a copy (which shall not constitute notice) to

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067

Facsimile:       (310) 557-2193

Attention:       Michael A. Woronoff, Esq.

Notice shall be delivered (i) by nationally recognized overnight courier delivery for next Business Day delivery, (ii) by hand delivery, or (iii) by facsimile or electronic mail transmission followed by overnight delivery the next Business Day. Legal counsel for the respective parties may send to the other party any notices, requests, demands or other communications required or permitted to be given hereunder by such party. Each such notice or other communication shall for all purposes of this Agreement be treated as effective, or as having been given, only upon receipt thereof at the address specified hereunder.

SECTION 4.02.           Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.  Except as set forth in Section 3.05, nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

SECTION 4.03.           Amendment.  This Agreement may not be amended, restated, modified or supplemented in any respect and the observance of any term of this Agreement may not be waived except by a written instrument executed by the Majority Stockholder, so long as it or any of its Permitted Transferees remains a Stockholder, and to the extent (and only to the extent) the interests of the Minority Stockholders are adversely affected by such amendment, modification, supplement or waiver, by a majority of the shares of Common Stock then owned by the Minority Stockholders.  No consent of any Minority Stockholder shall be required to the joinder of those Persons who become parties hereto by executing a Joinder Agreement in accordance to the terms of this Agreement.

SECTION 4.04.           Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Stockholder except as otherwise expressly stated hereunder or with the prior written consent of the Majority Stockholder, so long as it or any of its Permitted Transferees remains a Stockholder and any attempted assignment in violation of this Section 4.04 shall be null and void ab initio.  A Permitted Transferee who executes a Joinder Agreement in accordance with the provisions hereof may be assigned any rights available hereunder in connection with a Transfer of Common Stock to such Permitted Transferee.

SECTION 4.05.           Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.  The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of New York or in any New York state court located in New York county and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

SECTION 4.06.           Enforcement.  Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity, each of the parties hereto (a) expressly agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction and (b) hereby waive any requirement for the posting of any bond or similar collateral in connection therewith.

SECTION 4.07.           Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  If any of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 4.08.           Counterparts.  This Agreement and any joinders hereto may be executed in any number of counterparts, including by way of electronic transmission (e.g., pdf and facsimile formats), each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

SECTION 4.09.           Termination of Certain Provisions.  All rights and obligations under this Agreement will terminate and be of no force and effect when no Stockholder holds any Registrable Securities.

SECTION 4.10.           Waiver of Jury Trial.  Each party to this Agreement, for itself and its Related Persons, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective Related Persons pursuant to this Agreement or in the negotiation, administration, performance or enforcement of this Agreement.

SECTION 4.11.           Further Assurances.  Each party agrees that it shall, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by the Company or the Majority Stockholder to carry out the transactions contemplated by this Agreement.

SECTION 4.12.           Entire Agreement.  This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes (along with the exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

SECTION 4.13.           Confidentiality.  Each Minority Stockholder agrees, and will require each of its Representatives to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel, financial advisors and accountants) any information provided to or learned by such Person in connection with its investment in the Company or such

Stockholder’s rights under this Agreement.  Notwithstanding the foregoing, each Minority Stockholder may disclose any confidential information that, based on an opinion of such Stockholder’s legal counsel, is required by law, regulation or applicable rules to be disclosed, but only after providing the Company, to the extent practicable and legally permissible, with prior written notice and an opportunity to limit or eliminate such disclosure.  Prior to disclosure of any confidential information in accordance with the preceding sentence, such Stockholder shall use its reasonable best efforts to obtain a commitment from the Persons to whom such confidential information is disclosed that such Persons will afford such information confidential treatment.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

SMART & FINAL STORES, INC.

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President

ARES CORPORATE OPPORTUNITIES FUND III, L.P.
By: ACOF Operating Manager III, LLC, its Manager

By:	/s/ Adam Stein
Name:	Adam Stein
Title:	Authorized Signatory

ARES CORPORATE OPPORTUNITIES FUND IV, L.P.
By: ACOF Operating Manager IV, LLC, its Manager

By:	/s/ Adam Stein
Name:	Adam Stein
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Donald G. Alvarado

Norman H. Axelrod

David T. Baker

Patrick Barber

Anthony V. Bernardini

The Eckert Family Trust

Andrew A. Giancamilli

Diana S. Godfrey

Lily H. Harada

Eleanor E. Hong

Michael M. Laddon

W. Robert Layne, Jr.

Richard A. Link

Sean Mahony

John A. Mathews

John R. Meighan

Will D. Miller

Suzanne Mullins

Thomas P. Paolucci

Michael K. Paul

Richard N. Phegley

Jaime R. Prager

Matthew T. Reeve

Eugene M. Smith

Gary M. Somes

Rosemarie Squieri

Raymond C. Swain

Martin J. Trtek

Stanley T. Walker

Jeff D. Whynot

Charles W. Zeigler

Daryl P. ZGodzay

EXHIBIT A

FORM OF JOINDER AGREEMENT

WHEREAS, simultaneously with the execution of this Agreement, the undersigned is acquiring        shares of Common Stock, par value $0.001 (the “Common Stock”), of Smart & Final Stores, Inc., a Delaware corporation (the “Company”);

WHEREAS, as a condition to the acquisition of the Common Stock, the undersigned has agreed to join in a certain Registration Rights Agreement, dated [•], 2014 (the “Registration Rights Agreement”), among the Company and the Stockholders (as such term is defined in the Registration Rights Agreement) party thereto; and

WHEREAS, the undersigned understands that the execution of this Agreement is a condition precedent to the acquisition of the Common Stock;

NOW, THEREFORE, as an inducement to both the transferor of the Common Stock and the other Stockholders to allow the Transfer (as such term is defined in the Registration Rights Agreement) of the Common Stock to the undersigned, the undersigned agrees as follows:

1.                                      The undersigned hereby joins in the Registration Rights Agreement and agrees to be bound by the terms and provisions of the Registration Rights Agreement as provided by the Registration Rights Agreement as a Stockholder.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement this      day of                         , 20    .

Name:
Title:
Address:

A-2

EXHIBIT B

CONSENT OF SPOUSE

I,                                 , spouse of                                 , have read and hereby approve the Registration Rights Agreement, dated [•], 2014 (the “Registration Rights Agreement”), among Smart & Final Stores, Inc. and the stockholders party thereto.  I agree to be bound by the provisions of the Registration Rights Agreement insofar as I may have any rights in said Registration Rights Agreement or any shares of Common Stock (as such term is defined in the Registration Rights Agreement) covered thereby under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Consent of Spouse this      day of                         , 20    .

Name:
Address:

B-1